Exhibit 10.1

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 31st day of October, 2012 between FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), and FULL CIRCLE CAPITAL CORPORATION, a Maryland corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of August 31, 2010 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Borrower has requested that Lender amend the Loan Agreement as set forth herein, and Lender is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. Extension of Stated Maturity Date. The Loan Agreement is hereby amended by deleting Item 5 of the Schedule and substituting the following in lieu thereof:

5. Termination Date: This Agreement will terminate on December 31, 2013.

3. Revised Commitment Fee; Addition of Early Termination Fee. The Loan Agreement is hereby amended by deleting clause (b) of Item 8 of the Schedule and substituting the following in lieu thereof:

b. In consideration of the maintenance of Lender’s commitment hereunder, Borrower will pay to Lender a commitment fee, payable on October 31, January 31, April 30 and January 31 of each year (commencing October 31, 2012) in an amount equal to: (i) for each such date through and including April 30, 2013, 0.30% of the average daily principal balance of the outstanding revolving loans hereunder during the three-month period ending on the date such commitment fee is due, and (ii) for each such date from and after July 31, 2013, 0.40% of the average daily principal balance of the outstanding revolving loans hereunder during the three-month period ending on the date such commitment fee is due.

Additionally, in the event that the Obligations are repaid in full and Lender’s commitment to make loans hereunder is terminated on any date other than October 31, January 31, April 30 or January 31 of any year, then the fee described above shall be payable on such repayment date in an amount equal to 0.30% (or 0.40% if such event occurs after April 30, 2013) of the average daily principal balance of the outstanding revolving loans hereunder during the period beginning on the first day of the calendar quarter in which such repayment date occurs and ending on such repayment date (but without giving effect to the repayment of the Obligations on such repayment date) and pro-rated accordingly for the number of days elapsed through the date of the termination.

All of the foregoing fees constitute compensation to Lender for services rendered and are not interest or a charge for the use of money. Each installment of such fees shall be fully earned when due and payable and shall not be subject to refund or rebate.

4. Tangible Net Worth Covenant. The Loan Agreement is hereby amended by deleting clause (b) of Item 18 of the Schedule and substituting the following in lieu thereof:

(b) Borrower shall maintain a Tangible Net Worth, plus the outstanding principal balance of Subordinated Debt, of at least $40,000,000 as of the end of each fiscal month.

5. Ratification of Loan Documents. Borrower hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

6. No Other Changes. Except as set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Borrower to Lender.

7. Amendment Fee; Costs and Expenses. In consideration of the accommodations made by Lender hereunder, Borrower agrees to pay to Lender (a) an amendment fee in the amount of $100,000 (the “Amendment Fee”), and (b) on demand, all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Lender. The Amendment Fee shall be fully earned as of the date hereof but shall be payable in monthly installments of $8,333.33 on the first day of each calendar month, commencing December 1, 2012, until paid in full. In the event that the Loan Agreement terminates for any reason prior to payment in full of the Amendment Fee, the unpaid portion of the Amendment Fee shall be immediately due and payable. Without limiting anything contained in the Loan Agreement, Borrower hereby authorizes Lender to charge the Amendment Fee and all of such costs and expenses to Borrower’s loan account as such amounts become due and payable.

8. No Default. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default under the Loan Agreement or any of the other Loan Documents.

9. Release. To induce Lender to enter into this Agreement, Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower against Lender arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and Borrower, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which Borrower now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and Borrower.

10. Lender Not Obligated for Further Amendments. Borrower acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of Borrower and Lender, and (c) the execution and delivery of this Agreement has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

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13. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, other than its laws respecting choice of law.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Fourth Amendment to Second Amended and Restated Loan and Security Agreement to be duly executed as of the date first above written.

FULL CIRCLE CAPITAL CORPORATION

By:
John E. Stuart, President and Chief Executive Officer

FCC, LLC, d/b/a FIRST CAPITAL

By:
Lee E. Elmore, Senior Vice President
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